UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

(216) 523-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Eaton Corporation (the “Company”) filed a Current Report on Form 8-K on May 2, 2011 (the “Initial Filing”), to disclose that at its 2011 Annual Meeting of Shareholders held on April 27, 2011, the Company’s shareholders indicated their preference for the advisory vote on executive compensation to be held annually, which was also the recommendation of the Company’s Board of Directors. The Company hereby amends its Initial Filing to disclose its decision to implement annual frequency as a result of such shareholder vote. No other changes have been made to the Initial Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company has determined that it will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

	By:	/s/ R. H. Fearon
Date: September 27, 2011	R. H. Fearon
Vice Chairman and Chief Financial and Planning Officer